Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS

2024 SECOND QUARTER FINANCIAL RESULTS

Record EPS of $0.70 and Diluted EPS of $0.63 in Latest Quarterly Results

HOUSTON, TX – July 24, 2024 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, today reported its 2024 second quarter financial results.

2024 Second Quarter Financial and Operational Highlights

•
Net income for the second quarter of 2024 totaled $10.8 million, or $0.70 and $0.63 per basic and diluted share, respectively, compared to $10.4 million, or $0.68 and $0.61 per basic and diluted share, respectively, for the first quarter of 2024.
•
Return on average assets of 0.97% annualized for the second quarter of 2024 compared to 0.95% annualized for the first quarter of 2024 and 0.96% annualized for the second quarter of 2023.
•
Efficiency Ratio continues to improve from 64.11% for the first quarter of 2024 to 61.39% for the second quarter of 2024.
•
Gross loans grew $12.0 million to $3.76 billion as of June 30, 2024, 0.3% more than the $3.75 billion reported as of March 31, 2024.
•
Noninterest-bearing demand deposits increased $40.5 million, or 9.5%, from $424.0 million as of March 31, 2024, to $464.5 million as of June 30, 2024 and represented 12.0% of total deposits as of June 30, 2024, compared to 10.5% of total deposits as of March 31, 2024.
•
Book value per share and tangible book value per share(1) increased to $26.99 and $25.60, respectively, as of June 30, 2024, compared to $26.18 and $24.79, respectively, as of March 31, 2024.
•
Opened our 17th and 18th branch locations during the second quarter of 2024 with de novo branches located in Austin, Texas and The Woodlands, Texas.

“Third Coast's second quarter performance highlights our commitment to improving profitability through operational efficiencies,” said Bart Caraway, Chairman, President, and CEO of Third Coast. “The Company's focus on sustainable growth and operational excellence has played a key role in driving positive results. Through strategic process refinement and the adoption of advanced technologies, we have streamlined operations, optimized resource management, and fostered a stronger team dynamic. These efforts have resulted in improved

____________________________

(1) Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

metrics, including increased margins, stabilized expenses, and a more favorable deposit mix, as reported in the efficiency ratio and pre-provision net revenue results.

“Moving forward, we remain dedicated to investing in internal initiatives that drive long-term value creation. We appreciate the continued support from our shareholders and are determined to build upon this positive momentum through 2024. Together, we will deliver sustainable growth, improve efficiencies, and strive towards even greater profitability,” Mr. Caraway concluded.

Operating Results

Net Income and Earnings Per Share

Net income totaled $10.8 million for the second quarter of 2024, compared to $10.4 million for the first quarter of 2024 and $8.9 million for the second quarter of 2023. Net income available to common shareholders totaled $9.6 million for the second quarter of 2024, compared to $9.2 million for the first quarter of 2024 and $7.7 million for the second quarter of 2023. The quarter-over-quarter increase was primarily due to an increase in net interest income resulting from higher rates on loans, an increase in noninterest income, and continued savings on noninterest expenses related to the implementation of cost reduction initiatives in prior quarters. The increase in net income was partially offset by a slightly higher provision for credit losses for the quarter. Dividends on our Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) totaled $1.2 million for each of the quarters ended June 30, 2024 and March 31, 2024. Basic and diluted earnings per share were $0.70 per share and $0.63 per share, respectively, in the second quarter of 2024 compared to $0.68 per share and $0.61 per share, respectively, in the first quarter of 2024 and $0.57 per share and $0.53 per share, respectively, in the second quarter of 2023.

Net Interest Margin and Net Interest Income

The net interest margin for the second quarter of 2024 was 3.62%, compared to 3.60% for the first quarter of 2024 and 3.82% for the second quarter of 2023. The yield on loans for the second quarter of 2024 was 7.86%, compared to 7.75% for the first quarter of 2024 and 7.29% for the second quarter of 2023.

Net interest income totaled $38.9 million for the second quarter of 2024, an increase of 2.0% from $38.1 million for the first quarter of 2024 and an increase of 14.0% from $34.1 million for the second quarter of 2023. Interest income totaled $81.2 million for the second quarter of 2024, an increase of 3.0% from $78.9 million for the first quarter of 2024 and an increase of 29.5% from $62.7 million for the second quarter of 2023. Interest and fees on loans increased $2.4 million, or 3.4%, compared to the first quarter of 2024, and increased $13.8 million, or 23.3%, compared to the second quarter of 2023. Interest expense was $42.4 million for the second quarter of 2024, an increase of $1.6 million, or 3.8%, from $40.8 million for the first quarter of 2024 and an increase of $13.8 million, or 48.0%, from $28.6 million for the second quarter of 2023.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.9 million for the second quarter of 2024, compared to $2.3 million for the first quarter of 2024 and $2.3 million for the second quarter of 2023. The sequential increase in noninterest income was primarily due to the increase in Small Business Investment Company income.

Noninterest expense totaled $25.6 million for the second quarter of 2024, down from $25.9 million for the first quarter of 2024 and up from $23.8 million for the second quarter of 2023. The decrease from the first quarter of 2024 was primarily attributed to decreased salary and employee benefit expenses resulting from operating efficiencies and continued cost reduction measures.

The efficiency ratio was 61.39% for the second quarter of 2024, compared to 64.11% for the first quarter of 2024 and 65.52% for the second quarter of 2023.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended June 30, 2024, gross loans increased to $3.76 billion, a slight increase of $12.0 million, or 0.3%, from $3.75 billion as of March 31, 2024, and an increase of $423.9 million, or 12.7%, from $3.33 billion as of June 30, 2023. Commercial and industrial and real estate loans accounted for most of the loan growth for the second quarter of 2024, with commercial and industrial loans increasing $11.1 million and real estate loans increasing $40.0 million from March 31, 2024. The increases were offset slightly by a decrease in municipal loans of $39.0 million from March 31, 2024.

Asset Quality

Nonperforming loans were $24.4 million at June 30, 2024, compared to $21.7 million at March 31, 2024, and $10.0 million at June 30, 2023. As of June 30, 2024, the nonperforming loans to total loans ratio was 0.65%, compared to 0.58% as of March 31, 2024, and 0.30% as of June 30, 2023. The net increase in nonaccrual loans from quarter-to-quarter of $5.8 million was primarily the result of one commercial real estate loan relationship consisting of five loans totaling $7.9 million being placed on nonaccrual during the second quarter of 2024. The loan to value on the real estate supporting this relationship is 69% and management does not anticipate a loss on these loans. In addition, the increase in nonaccrual loans was partially offset by nonaccrual loan charge-offs of $2.1 million during the quarter. The decrease in loans over 90 days and still accruing was primarily the result of a $2.9 million commercial real estate loan that matured and was pending renewal at the end of the first quarter which was renewed during the second quarter.

The provision for credit loss recorded for the second quarter of 2024 was $1.9 million and the allowance for credit losses of $38.2 million represented 1.02% of the $3.76 billion in gross loans outstanding as of June 30, 2024.

The Company recorded net charge-offs of $1.8 million and $72,000 for the three months ended June 30, 2024 and June 30, 2023, respectively.

Deposits and Composition

Deposits totaled $3.86 billion as of June 30, 2024, a decrease of 4.8% from $4.05 billion as of March 31, 2024, and an increase of 13.1% from $3.41 billion as of June 30, 2023. Noninterest-bearing demand deposits increased from $424.0 million as of March 31, 2024, to $464.5 million as of June 30, 2024 and represented 12.0% of total deposits as of June 30, 2024, compared to 10.5% of total deposits as of March 31, 2024. As of June 30, 2024, interest-bearing demand deposits decreased $218.1 million, or 7.1%, time deposits decreased $9.9 million, or 2.0%, and savings accounts decreased $7.6 million, or 18.6%, respectively, from March 31, 2024.

The average cost of deposits was 4.22% for the second quarter of 2024, representing a 13-basis point increase from the first quarter of 2024 and a 94-basis point increase from the second quarter of 2023. The year-over-year increase was due to interest-bearing demand deposit growth and the increase in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2024 second quarter results, which will be broadcast live over the Internet, on Thursday, July 25, 2024, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.thirdcoast.bank/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through August 1, 2024, and may be accessed by dialing 201-612-7415 and using passcode 13746566#. Also, an archive of the webcast will be available shortly after the call at https://ir.thirdcoast.bank/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 18 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2024		2023
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30

ASSETS
Cash and cash equivalents:
Cash and due from banks	$241,809	$367,831	$296,926	$142,122	$244,813
Federal funds sold	12,088	130,429	114,919	144,408	23,206
Total cash and cash equivalents	253,897	498,260	411,845	286,530	268,019

Interest bearing time deposits in other banks	350	-	-	-	-
Investment securities available-for-sale	286,167	246,291	178,087	201,035	194,467
Loans held for investment	3,758,159	3,746,178	3,638,788	3,559,953	3,334,277
Less: allowance for credit losses	(38,211)	(38,140)	(37,022)	(38,067)	(37,243)
Loans, net	3,719,948	3,708,038	3,601,766	3,521,886	3,297,034
Accrued interest receivable	27,518	25,769	23,120	22,821	19,579
Premises and equipment, net	27,626	26,844	28,554	29,010	28,720
Bank-owned life insurance	67,030	66,443	65,861	65,303	64,762
Non-marketable securities, at cost	16,147	16,095	16,041	15,799	20,687
Deferred tax asset, net	8,972	8,712	9,227	8,335	7,808
Derivative assets	7,799	11,015	8,828	10,889	9,372
Right-of-use assets - operating leases	20,944	20,729	21,439	21,192	21,778
Goodwill and other intangible assets	18,922	18,963	19,003	19,043	19,084
Other assets	18,799	13,244	12,303	13,949	12,172
Total assets	$4,474,119	$4,660,403	$4,396,074	$4,215,792	$3,963,482

LIABILITIES
Deposits:
Noninterest bearing	$464,498	$424,019	$459,553	$500,187	$529,474
Interest bearing	3,391,093	3,626,653	3,343,595	3,146,635	2,878,807
Total deposits	3,855,591	4,050,672	3,803,148	3,646,822	3,408,281

Accrued interest payable	5,668	3,927	4,794	4,318	3,522
Derivative liabilities	7,626	8,253	10,687	10,519	9,177
Lease liability - operating leases	21,919	21,647	22,280	21,958	22,439
Other liabilities	30,786	27,806	23,763	15,467	12,792
Line of credit - Senior Debt	36,875	43,875	38,875	35,875	30,875
Note payable - Subordinated Debentures, net	80,656	80,605	80,553	80,502	80,451
Total liabilities	4,039,121	4,236,785	3,984,100	3,815,461	3,567,537

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,744	13,731	13,683	13,679	13,688
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	320,496	320,077	319,613	319,134	318,769
Retained earnings	97,582	87,971	78,775	70,283	65,889
Accumulated other comprehensive income (loss)	4,206	2,869	933	(1,735)	(1,371)
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	434,998	423,618	411,974	400,331	395,945
Total liabilities and shareholders' equity	$4,474,119	$4,660,403	$4,396,074	$4,215,792	$3,963,482

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Six Months Ended
	2024		2023			2024	2023
(Dollars in thousands, except per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

INTEREST INCOME:
Loans, including fees	$73,103	$70,671	$70,325	$65,380	$59,295	$143,774	$113,206
Investment securities available-for-sale	4,491	3,093	2,746	1,990	2,029	7,584	3,577
Federal funds sold and other	3,631	5,112	3,996	2,015	1,389	8,743	3,309
Total interest income	81,225	78,876	77,067	69,385	62,713	160,101	120,092

INTEREST EXPENSE:
Deposit accounts	40,410	38,698	37,671	30,345	24,936	79,108	47,028
FHLB advances and other borrowings	1,957	2,099	2,065	3,772	3,681	4,056	6,138
Total interest expense	42,367	40,797	39,736	34,117	28,617	83,164	53,166

Net interest income	38,858	38,079	37,331	35,268	34,096	76,937	66,926

Provision for credit losses	1,900	1,560	1,100	2,620	1,400	3,460	2,600

Net interest income after credit loss expense	36,958	36,519	36,231	32,648	32,696	73,477	64,326

NONINTEREST INCOME:
Service charges and fees	1,515	1,505	850	884	720	3,020	1,499
Earnings on bank-owned life insurance	587	582	559	541	526	1,169	1,001
Gain on sale of investment securities available-for-sale	123	157	21	364	-	280	97
Gain on sale of SBA loans	-	30	326	114	-	30	-
Derivative fees	28	66	358	159	247	94	246
Other	635	3	43	(196)	787	638	1,339
Total noninterest income	2,888	2,343	2,157	1,866	2,280	5,231	4,182

NONINTEREST EXPENSE:
Salaries and employee benefits	15,917	16,502	16,119	17,353	15,033	32,419	28,745
Occupancy and equipment expense	3,146	3,045	2,875	2,925	2,852	6,191	5,485
Legal and professional	1,621	1,385	2,305	2,001	1,547	3,006	3,477
Data processing and network expense	1,046	1,418	987	1,284	1,261	2,464	2,464
Regulatory assessments	1,005	980	942	532	458	1,985	1,124
Advertising and marketing	406	355	614	515	812	761	1,498
Software purchases and maintenance	828	817	839	729	455	1,645	807
Loan operations	262	226	134	272	302	488	267
Telephone and communications	141	134	125	117	129	275	268
Other	1,257	1,052	1,474	1,777	986	2,309	1,744
Total noninterest expense	25,629	25,914	26,414	27,505	23,835	51,543	45,879

NET INCOME BEFORE INCOME TAX EXPENSE	14,217	12,948	11,974	7,009	11,141	27,165	22,629

Income tax expense	3,421	2,581	2,285	1,431	2,250	6,002	4,495

NET INCOME	10,796	10,367	9,689	5,578	8,891	21,163	18,134

Preferred stock dividends declared	1,184	1,171	1,197	1,184	1,184	2,355	2,355

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,612	$9,196	$8,492	$4,394	$7,707	$18,808	$15,779

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.70	$0.68	$0.62	$0.32	$0.57	$1.38	$1.16
Diluted earnings per share	$0.63	$0.61	$0.57	$0.32	$0.53	$1.25	$1.08

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Six Months Ended
	2024		2023			2024	2023
(Dollars in thousands, except share and per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

Earnings per share, basic	$0.70	$0.68	$0.62	$0.32	$0.57	$1.38	$1.16
Earnings per share, diluted	$0.63	$0.61	$0.57	$0.32	$0.53	$1.25	$1.08
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.06	$16.88	$17.25	$17.06	$17.06	$33.94	$33.94

Return on average assets (A)	0.97%	0.95%	0.90%	0.56%	0.96%	0.96%	0.99%
Return on average common equity (A)	10.53%	10.44%	9.86%	5.19%	9.44%	10.48%	9.85%
Return on average tangible common equity (A) (B)	11.10%	11.03%	10.44%	5.50%	10.02%	11.06%	10.47%
Net interest margin (A) (C)	3.62%	3.60%	3.61%	3.71%	3.82%	3.61%	3.80%
Efficiency ratio (D)	61.39%	64.11%	66.89%	74.07%	65.52%	62.73%	64.52%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.24%	7.67%	7.86%	7.93%	8.32%	8.24%	8.32%
Tangible common equity to tangible assets (B)	7.85%	7.29%	7.46%	7.51%	7.88%	7.85%	7.88%
Common equity tier 1 (to risk weighted assets)	8.29%	7.97%	8.06%	8.01%	7.75%	8.29%	7.75%
Tier 1 capital (to risk weighted assets)	9.88%	9.54%	9.70%	9.68%	9.39%	9.88%	9.39%
Total capital (to risk weighted assets)	12.78%	12.41%	12.66%	12.72%	12.31%	12.78%	12.31%
Tier 1 capital (to average assets)	9.24%	9.15%	9.23%	9.79%	10.17%	9.24%	10.17%

Third Coast Bank:
Common equity tier 1 (to risk weighted assets)	12.52%	12.32%	12.52%	12.48%	12.06%	12.52%	12.06%
Tier 1 capital (to risk weighted assets)	12.52%	12.32%	12.52%	12.48%	12.06%	12.52%	12.06%
Total capital (to risk weighted assets)	13.49%	13.28%	13.49%	13.49%	12.99%	13.49%	12.99%
Tier 1 capital (to average assets)	11.71%	11.81%	11.91%	12.62%	13.06%	11.71%	13.06%

Other Data
Weighted average shares:
Basic	13,657,223	13,606,256	13,603,149	13,608,718	13,588,747	13,631,740	13,560,802
Diluted	17,018,680	16,936,003	16,890,381	13,873,187	16,855,822	16,977,342	16,828,974
Period end shares outstanding	13,665,505	13,652,888	13,604,665	13,600,211	13,609,697	13,665,505	13,609,697
Book value per share	$26.99	$26.18	$25.41	$24.57	$24.23	$26.99	$24.23
Tangible book value per share (B)	$25.60	$24.79	$24.02	$23.17	$22.82	$25.60	$22.82

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 12 and 13 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$297,653	$4,491	6.07%	$202,277	$3,093	6.15%	$208,980	$2,029	3.89%
Loans, gross	3,740,544	73,103	7.86%	3,665,378	70,671	7.75%	3,262,804	59,295	7.29%
Federal funds sold and other interest-earning assets	277,144	3,631	5.27%	383,929	5,112	5.36%	112,239	1,389	4.96%
Total interest-earning assets	4,315,341	81,225	7.57%	4,251,584	78,876	7.46%	3,584,023	62,713	7.02%
Less allowance for loan losses	(38,429)			(37,278)			(36,381)
Total interest-earning assets, net of allowance	4,276,912			4,214,306			3,547,642
Noninterest-earning assets	195,193			193,070			185,705
Total assets	$4,472,105			$4,407,376			$3,733,347

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,411,592	$40,410	4.76%	$3,346,847	$38,698	4.65%	$2,581,560	$24,936	3.87%
Note payable and line of credit	121,275	1,957	6.49%	120,884	2,099	6.98%	111,301	1,858	6.70%
FHLB advances	—	—	—	—	—	—	135,826	1,823	5.38%
Total interest-bearing liabilities	3,532,867	42,367	4.82%	3,467,731	40,797	4.73%	2,828,687	28,617	4.06%
Noninterest-bearing deposits	442,672			457,054			470,564
Other liabilities	63,056			61,945			40,323
Total liabilities	4,038,595			3,986,730			3,339,574
Shareholders’ equity	433,510			420,646			393,773
Total liabilities and shareholders’ equity	$4,472,105			$4,407,376			$3,733,347
Net interest income		$38,858			$38,079			$34,096
Net interest spread (1)			2.75%			2.73%			2.96%
Net interest margin (2)			3.62%			3.60%			3.82%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Six Months Ended
	June 30, 2024			June 30, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$249,965	$7,584	6.10%	$193,674	$3,577	3.72%
Loans, gross	3,702,960	143,774	7.81%	3,217,070	113,206	7.10%
Federal funds sold and other interest-earning assets	330,536	8,743	5.32%	139,813	3,309	4.77%
Total interest-earning assets	4,283,461	160,101	7.52%	3,550,557	120,092	6.82%
Less allowance for loan losses	(37,853)			(35,634)
Total interest-earning assets, net of allowance	4,245,608			3,514,923
Noninterest-earning assets	194,133			184,294
Total assets	$4,439,741			$3,699,217

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,379,219	$79,108	4.71%	$2,588,616	$47,028	3.66%
Note payable and line of credit	121,080	4,056	6.74%	111,275	3,672	6.65%
FHLB advances and other	—	—	—	94,544	2,466	5.26%
Total interest-bearing liabilities	3,500,299	83,164	4.78%	2,794,435	53,166	3.84%
Noninterest-bearing deposits	449,863			474,115
Other liabilities	62,501			41,359
Total liabilities	4,012,663			3,309,909
Shareholders’ equity	427,078			389,308
Total liabilities and shareholders’ equity	$4,439,741			$3,699,217
Net interest income		$76,937			$66,926
Net interest spread (1)			2.74%			2.98%
Net interest margin (2)			3.61%			3.80%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2024		2023
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$499,941	$510,266	$520,822	$517,917	$513,934
Non-farm non-residential non-owner occupied	612,268	598,311	586,626	566,973	547,120
Residential	349,461	345,890	342,589	326,354	310,842
Construction, development & other	756,646	725,176	693,553	655,822	595,601
Farmland	31,049	29,706	30,396	30,646	24,219
Commercial & industrial	1,361,401	1,350,289	1,263,077	1,288,320	1,164,624
Consumer	2,216	2,382	2,555	2,665	2,891
Municipal and other	145,177	184,158	199,170	171,256	175,046
Total loans	$3,758,159	$3,746,178	$3,638,788	$3,559,953	$3,334,277

Asset Quality:
Nonaccrual loans	$23,910	$18,130	$16,649	$13,963	$9,968
Loans > 90 days and still accruing	507	3,614	670	2,442	-
Total nonperforming loans	24,417	21,744	17,319	16,405	9,968
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$24,417	$21,744	$17,319	$16,405	$9,968

QTD Net charge-offs (recoveries)	$1,829	$742	$1,505	$24	$72

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$10,051	$2,369	$1,211	$978	$832
Non-farm non-residential non-owner occupied	74	1,225	1,235	1,235	1,417
Residential	2,767	2,837	2,938	3,058	494
Construction, development & other	301	406	247	567	36
Commercial & industrial	10,717	11,293	11,018	8,125	7,189
Total nonaccrual loans	$23,910	$18,130	$16,649	$13,963	$9,968

Asset Quality Ratios:
Nonperforming assets to total assets	0.55%	0.47%	0.39%	0.39%	0.25%
Nonperforming loans to total loans	0.65%	0.58%	0.48%	0.46%	0.30%
Allowance for credit losses to total loans	1.02%	1.02%	1.02%	1.07%	1.12%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.20%	0.08%	0.17%	0.00%	0.01%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Six Months Ended
	2024		2023			2024	2023
(Dollars in thousands, except share and per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

Tangible Common Equity:
Total shareholders' equity	$434,998	$423,618	$411,974	$400,331	$395,945	$434,998	$395,945
Less: Preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,225	66,225	66,225
Total common equity	368,773	357,393	345,749	334,106	329,720	368,773	329,720
Less: Goodwill and core deposit intangibles, net	18,922	18,963	19,003	19,043	19,084	18,922	19,084
Tangible common equity	$349,851	$338,430	$326,746	$315,063	$310,636	$349,851	$310,636

Common shares outstanding at end of period	13,665,505	13,652,888	13,604,665	13,600,211	13,609,697	13,665,505	13,609,697

Book Value Per Share	$26.99	$26.18	$25.41	$24.57	$24.23	$26.99	$24.23
Tangible Book Value Per Share	$25.60	$24.79	$24.02	$23.17	$22.82	$25.60	$22.82

Tangible Assets:
Total assets	$4,474,119	$4,660,403	$4,396,074	$4,215,792	$3,963,482	$4,474,119	$3,963,482
Adjustments: Goodwill and core deposit intangibles, net	18,922	18,963	19,003	19,043	19,084	18,922	19,084
Tangible assets	$4,455,197	$4,641,440	$4,377,071	$4,196,749	$3,944,398	$4,455,197	$3,944,398

Total Common Equity to Total Assets	8.24%	7.67%	7.86%	7.93%	8.32%	8.24%	8.32%
Tangible Common Equity to Tangible Assets	7.85%	7.29%	7.46%	7.51%	7.88%	7.85%	7.88%

Average Tangible Common Equity:
Average shareholders' equity	$433,510	$420,646	$407,972	$402,049	$393,773	$427,078	$389,308
Less: Average preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,225	66,225	66,225
Average common equity	367,285	354,421	341,747	335,824	327,548	360,853	323,083
Less: Average goodwill and core deposit intangibles, net	18,946	18,987	19,027	19,068	19,108	18,967	19,128
Average tangible common equity	$348,339	$335,434	$322,720	$316,756	$308,440	$341,886	$303,955

Net Income	$10,796	$10,367	$9,689	$5,578	$8,891	$21,163	$18,134
Less: Dividends declared on preferred stock	1,184	1,171	1,197	1,184	1,184	2,355	2,355
Net Income Available to Common Shareholders	$9,612	$9,196	$8,492	$4,394	$7,707	$18,808	$15,779

Return on Average Common Equity(A)	10.53%	10.44%	9.86%	5.19%	9.44%	10.48%	9.85%
Return on Average Tangible Common Equity(A)	11.10%	11.03%	10.44%	5.50%	10.02%	11.06%	10.47%

___________

(A) Interim periods annualized.